UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 6, 2006

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

        On December 6, 2006, Oshkosh Truck Corporation (the “Company”) entered into a Credit Agreement, dated as of December 6, 2006, among the Company, the financial institutions party thereto and Bank of America, N.A., as administrative agent for the lenders (the “Credit Agreement”). The Credit Agreement replaced the Company’s existing credit agreement. On December 6, 2006, the Company borrowed approximately $3.2 billion under the Credit Agreement to fund the acquisition of JLG Industries, Inc. (“JLG”) and to refinance the outstanding balances under the Company’s and JLG’s existing credit facilities.

        The Credit Agreement provides for (i) a revolving credit facility that matures in December 2011 with an initial maximum aggregate amount of availability of $550 million; (ii) a $500 million term loan facility that matures in December 2011 due in quarterly installments of $12.5 million plus interest with a balloon payment due at maturity; and (iii) a $2.6 billion term loan facility that matures in December 2013 due in quarterly installments of $6.5 million plus interest with a balloon payment due at maturity. Availability under the revolving credit facility is reduced by outstanding letters of credit (including letters of credit outstanding under the Company’s and JLG’s existing credit facilities), which were approximately $32.3 million as of December 6, 2006. The Company may increase the aggregate amount of the commitments under the revolving credit facility by an amount up to $250 million if certain conditions, including that the Company is not in default under the Credit Agreement, are satisfied.

        The Company’s obligations under the Credit Agreement are guaranteed by certain of its domestic subsidiaries, and the Company will guarantee the obligations of certain of its subsidiaries under the Credit Agreement to the extent such subsidiaries borrow directly under the Credit Agreement. The Credit Agreement is secured by a first-priority perfected lien and security interests in all of the equity interests (excluding, to the extent provided therein, margin stock) of the Company’s material domestic subsidiaries and certain of the Company’s other subsidiaries and 65% of the equity interests of each material foreign subsidiary of the Company and certain other subsidiaries of the Company; and, subject to certain customary permitted lien exceptions, substantially all other personal property of the Company and certain subsidiaries ; and all proceeds thereof.

        Borrowings under the Credit Agreement bear interest at a variable rate equal to (i) LIBOR plus a specified margin, which may be adjusted upward or downward depending on whether certain criteria are satisfied, or (ii) for dollar-denominated loans only, the base rate (which is the higher of the Bank of America, N.A. prime rate or the federal funds rate plus .50%) plus a specified margin, which may be adjusted upward or downward depending on whether certain criteria are satisfied. The Company must also pay a fee, which may range from .15% to .35%, on the average daily unused portion of the aggregate commitments under the Credit Agreement and a fee, which may range from 1.00% to 2.00%, on the maximum amount available to be drawn under each commercial letter of credit that is issued and outstanding under the Credit Agreement.

        The Credit Agreement contains various restrictions and covenants, including requirements that the Company maintain certain financial ratios at prescribed levels and restrictions on the ability of the Company and certain of its subsidiaries to consolidate or merge, create liens, incur additional indebtedness or dispose of assets. The Credit Agreement requires maintenance on a rolling four quarter basis of a maximum leverage ratio (as defined) of 5.50x for fiscal quarters ending on or before June 30, 2007, reducing to 5.25x for the fiscal quarter ending on September 30, 2007, 4.75x for the fiscal quarters ending on December 31, 2007 through September 30, 2008, 4.25x for the fiscal quarters ending December 31, 2008 through September 30, 2009 and 3.75x for fiscal quarters ending thereafter, and a minimum interest coverage ratio (as defined) of 2.50x, in each case tested as of the last day of each fiscal quarter. Additionally, the Credit Agreement limits the amount of dividends and other types of distributions that the Company may pay to $40 million during any fiscal year plus the positive result of (x) 25% of the cumulative net income of the Company and its consolidated subsidiaries for all fiscal quarters ending after the effective date of the new credit agreement, minus (y) the cumulative amount of all dividends and other types of distributions made in any fiscal year ending after such effective date that exceeded $40 million.

        The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the interest rate on all obligations under the Credit Agreement will be 2.00% per annum above the otherwise applicable rate and the lenders may declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if the Company or any material subsidiary borrower or guarantor becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will be immediately due and payable.

        The description of the Credit Agreement set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheeet Arrangement of a Registrant.

        The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(4.1)	Credit Agreement, dated as of December 6, 2006, among Oshkosh Truck Corporation, the financial institutions party thereto and Bank of America, N.A. as administrative agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: December 8, 2006	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated December 6, 2006

Exhibit
Number

(4.1)	Credit Agreement, dated as of December 6, 2006, among Oshkosh Truck Corporation, the financial institutions party thereto and Bank of America, N.A. as administrative agent.